Sotheby's | 蘇富比 EST. 1744

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Date	8 April 2023

Your successful purchase in 50th Anniversary Contemporary Evening Auction

Sale HK1316 - 5 April 2023

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalising your transaction.

- **Invoice for HKD 24,045,000.00**

  Your payment is due 3 August 2023. Your invoice gives instructions on how to pay.

- **Shipping Quote**

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.

- **Lot image & details**

Register on Sothebys.com today

Activate your online account to view invoices, statements, manage bids, bid online and check payment statuses.

To activate your account, email enquiries@sothebys.com.

For assistance, please contact
Post Sale Services
E hkpostsaleservices@sothebys.com

Sotheby's | 蘇富比 EST. 1744

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Invoice number	93506383
Date	8 April 2023
Sale currency	HKD

Invoice for 50th Anniversary Contemporary Evening Auction

Sale HK1316 - 5 April 2023

LOT 1114 - Yayoi Kusama, Infinity Nets QNTBH, 2006, acrylic on canvas, 161.9 x 130.2 cm. 63 3/4 x 51 1/4 in.

Hammer price	HKD 19,500,000.00
Buyer's premium	HKD 4,350,000.00
Overhead premium	HKD 195,000.00
Lot total	**HKD 24,045,000.00**

Invoice total	**HKD 24,045,000.00**

- **Payment of HKD 24,045,000.00 is due on 3 August 2023**

We can only accept payment from the buyer named on this invoice.

Bank transfers

- HSBC
  1 Queen's Road Central

  Hong Kong

  Account name
  Sotheby's Hong Kong Limited

  Account number
  [***]

  SWIFT code [***]

Please include your name, your account number ([***]) and invoice number (93506383)

Cheques

- Make payable to "Sotheby's Hong Kong Limited"
- Cheques must be drawn from a bank in Hong Kong
- Cheques take up to 3 business days to clear
- Send to Post Sale Services
  Sotheby's Hong Kong Limited
  5th Floor, One Pacific Place,
  88 Queensway, Admiralty,
  Hong Kong

For assistance, please contact
Post Sale Services
E hkpostsaleservices@sothebys.com

The lot(s) listed on this invoice have been sold subject to our Conditions of Business. According to our Conditions of Business, late payment will be liable to interest charged at 2% per month and uncollected property will be subject to storage charges.

Sotheby's | 蘇富比 EST. 1744

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Payment
Payment is due immediately after the sale. It is Sotheby's policy to accept payment only from the client named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- Wire transfer in Hong Kong Dollars.
- Credit Card (Visa, Mastercard, Union Pay or American Express) payments may be made
  - a. In person by the cardholder at Sotheby's Hong Kong premises, subject to a maximum payment of HKD1,000,000 per sale
  - b. Online at www.sothebys.com/en/invoice-payment.html, subject to maximum payment amount as stated on the website
  - c. Via Sotheby's mobile app
- Cheques must be drawn from a bank in Hong Kong (made payable to Sotheby's Hong Kong Limited).
- Hong Kong Dollar Cash (subject to a maximum of HKD 80,000).

Whilst personal and company cheques (drawn in Hong Kong Dollars) are accepted, property will not be released until such cheques have cleared, unless you have a pre-arranged cheque acceptance agreement (the application form is available from Post Sale Services).

Bank transfers should be sent to:
HSBC, 1 Queen's Road Central, Hong Kong

Account Name: Sotheby's Hong Kong Limited

Account Number: [***]

SWIFT Code: [***]

Please instruct your bank to include your name, Sotheby's account number and invoice number.

Liability for loss or damage
Buyers are reminded that Sotheby's accepts liability for loss or damage to lots until the earlier of (i) collection or (ii) 30 calendar days after the date of the auction. Please refer to Condition 7 of the Conditions of Business for Buyers.

Request for identification
Sotheby's requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, a driver's licence or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Shipping Services
Sotheby's offers a comprehensive shipping service. If you received a shipping quotation or have any questions about the services we offer, please contact Post Sale Services.

Sales and use tax
Local sales/use taxes may become payable upon import of purchases into certain states in the US. Buyers should obtain their own advice in this regard. In the event that Sotheby's ships purchased items into a US state in which Sotheby's is registered to collect sales tax, Sotheby's is obliged to collect and remit the respective state's sales/use tax in effect on the total price of the lot which includes hammer price, buyers premium, overhead premium and any requested shipping services including insurance, as applicable, of such items, regardless of the country in which the purchaser resides or is a citizen, unless a valid Resale Exemption Certificate has been provided to the Sotheby's Post Sale Services prior to the release of the property.

Local Tax Advisor
Sotheby's recommends that clients with questions regarding U.S. sales or use taxes related to property purchased at auction should seek tax advice from their advisors.

Exporting property
The export of any property from Hong Kong or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licences. The denial of any licence or delay in obtaining such licence shall not justify cancellation or rescission of the sale or any delay in payment. If you require any further information about the export of your property, please contact Post Sale Services.

Collection
In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for identification".
- You must provide written authorisation for anyone collecting on your behalf. Please include the person's full name and the property to be collected. Please contact the Sale Administrator named in the relevant sale catalogue for the location of your purchase prior to collection. Please refer to Conditions 7 and 10 of our Conditions of Business for Buyers.

Storage charges
If you do not collect a purchased lot within 30 calendar days following the date of an auction, storage and handling charges may apply. Please refer to Condition 10(a) of our Conditions of Business for Buyers.

Contact information
Should you have any questions regarding payment, please contact Post Sale Services (Mon - Fri 9.30am to 6pm)
E hkpostsaleservices@sothebys.com

Sotheby's | 蘇富比 EST. 1744

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Date	8 April 2023
Sale currency	HKD

Lot image & details



Please keep this for your records

Yayoi Kusama, Infinity Nets QNTBH, 2006, acrylic on canvas, 161.9 x 130.2 cm. 63 3/4 x 51 1/4 in.

Sale	50th Anniversary Contemporary Evening Au
Sale number & date	HK1316 - 5 April 2023
Lot number	1114
Shipping Dimensions (L x W x H)	51.00 x 1.50 x 63.00 IN
Purchase Price (excluding any taxes)	HKD 24,045,000.00